UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2012

AMERICAN CAMPUS COMMUNITIES

OPERATING PARTNERSHIP LP

(Exact name of Registrant as specified in its Charter)

Maryland	333-181102-01	56-2473181
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill Country Boulevard, Suite T-200 Austin, TX 78738 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 732-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In connection with a shelf registration statement filed on Form S-3 on May 2, 2012, American Campus Communities Operating Partnership, L.P., a Maryland limited partnership (the “Operating Partnership”) is disclosing certain financial and related information. The Operating Partnership is a subsidiary of American Campus Communities, Inc. (the “Company” or “ACC.”) The consolidated financial statements, the related Management’s Discussion and Analysis of Financial Condition and Results of Operations and the Schedule of Computation of the Ratio of Earnings to Consolidated Fixed Charges of the Operating Partnership are filed as exhibits to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
12	Computation of Ratio of Earnings to Combined Fixed Charges

99.1	Consolidated Financial Statements of American Campus Communities Operating Partnership, L.P.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations of American Campus Communities Operating Partnership, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2012	AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

	By:	American Campus Communities Holdings LLC, its general partner

		By:	American Campus Communities, Inc., its sole member

			By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial Officer, Secretary and Treasurer